UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2021

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Avenue, Wixom, Michigan 48393
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 17, 2021, Rockwell Medical, Inc. (the “Company”) held its 2021 Annual Meeting of the Stockholders (the “Annual Meeting”). The following matters were submitted to a vote of the stockholders at the Annual Meeting and the voting results were as follows:
Proposal One: To elect the two Class III directors, each to serve for a three‑year term expiring at the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Russell H. Ellison, M.D.	22,366,725	1,930,913	234,027	36,383,428
Robert S. Radie	21,352,579	2,954,526	224,560	36,383,428

Proposal Two: To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
17,422,661	6,695,546	413,458	36,383,428

Proposal Three: To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2021.

For	Against	Abstain
59,087,775	1,312,796	514,522

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 21, 2021	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer